EXHIBIT 6(b)

ByLaws of Monumental

MONUMENTAL LIFE INSURANCE COMPANY

BY-LAWS

ARTICLE I.

STOCKHOLDERS

SECTION 1.01. Annual Meeting. The Corporation shall hold an annual meeting of its stockholders to elect directors and transact any other business within its powers either at 10:00 a.m. on the last Friday of April or such other day falling on or before the 30th day thereafter as shall be set by the Board of Directors. Except as the Charter or statute provides otherwise any business may be considered at an annual meeting without the purpose of the meeting having been specified in the notice. Failure to hold an annual meeting does not invalidate the Corporation’s existence or affect any otherwise valid corporate acts.

SECTION 1.02. Special Meeting. At any time in the interval between annual meetings, a special meeting of the stockholders may be called by the Chairman of the Board or the President or by a majority of the Board of Directors by vote at a meeting or in writing (addressed to the Secretary of the Corporation) with or without a meeting.

SECTION 1.03. Place of Meetings. Meetings of stockholders shall be held at such place in the United States as is set from time to time by the Board of Directors.

SECTION 1.04. Notice of Meeting: Waiver of Notice. Not less than ten nor more than 90 days before each stockholders’ meeting, the secretary shall give written notice of the meeting to each stockholder entitled to vote at the meeting and each other stockholder entitled to notice of the meeting. The notice shall state the time and place of the meeting and, if the meeting is a special meeting or notice of the purpose is required by statute, the purpose of the meeting. Notice is given up to a stockholder when it is personally delivered to him, left at his residence or usual place of business, or mailed to him at his address as it appears on the records of the Corporation. Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if he before or after the meeting signs a waiver of the notice which is filed with the records of stockholders’ meetings, or is present at the meeting in person or by proxy. A meeting of stockholders convened on the date for which it was called may be adjourned from time to time without further notice to a date not more than 120 days after the original record date.

SECTION 1.05. Quorum; Voting. Unless statute or the Charter provides otherwise, at a meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum and a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting. In the absence of a quorum, the stockholders present in person or by proxy, by majority vote and without notice other than by announcement, may adjourn the meeting from time to time until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. In the event that at any meeting a quorum exists for the transaction of some business but does not exist for the transaction of other business, the business as to which a quorum is present may be transacted by the holders of stock present in person or by proxy who are entitled to vote thereon.

SECTION 1.06. General Right to Vote; Proxies. Unless the Charter provides for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of stock, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of stockholders. In all elections for directors, each share of stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A stockholder may vote the stock he owns of record either in person or by written proxy signed by the stockholder or by his duly authorized attorney in fact. Unless a proxy provides otherwise, it is not valid more than 11 months after its date.

SECTION 1.07. List of Stockholders. At each meeting of stockholders, a full, true and complete list of all stockholders entitled to vote at such meeting, showing the number and class of shares held by each and certified by the transfer agent for such class of shares held by each and certified by the transfer agent for such class or by the Secretary, shall be furnished by the Secretary.

SECTION 1.08. Conduct of Voting. At all meetings of stockholders, unless the voting is conducted by judges, the proxies and ballots shall be received, and all questions touching the qualifications of voters and the validity of proxies and the acceptance or rejection of votes shall be decided, by the chairman of the meeting. If demanded by stockholders, present in person or by proxy, entitled to cast, 10% in number of votes entitled to be cast, or if ordered by the chairman, the vote upon any election or question shall be taken by ballot and, upon like demand or order, the voting shall be conducted by two inspectors, in which event the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided, by such inspectors. Unless so demanded or ordered, no vote need be by ballot and voting need not be conducted by inspectors. The stockholders at any meeting may choose an inspector or inspectors to act at such meeting, and in default of such election the chairman of the meeting may appoint an inspector or inspectors. No candidate for election as a director at a meeting shall serve as an inspector thereat.

SECTION 1.09. Informal Action by Stockholders. Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if there is filed with the records of stockholders meetings an unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter and a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at it.

ARTICLE II.

BOARD OF DIRECTORS

SECTION. 2.01. Function of Directors. The business and affairs of the corporation shall be managed under the direction of its Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors, except as conferred on or reserved to the stockholders by statute or by the Charter or By-Laws.

SECTION 2.02. Number of Directors. The Corporation shall have at least nine directors. The Corporation shall have the number of directors provided in the Charter until changed as herein provided. A majority of the entire Board of Directors may alter the number of directors set by the Charter to not exceeding 25 nor less than the minimum number then permitted herein, but the action may not affect the tenure of office of any director.

SECTION 2.03. Election and Tenure of Directors. At each annual meeting, the stockholders shall elect directors to hold office until the next annual meeting and until their successors are elected and qualify.

SECTION 2.04. Removal of Directors. The stockholders may remove any director, with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast for the election of directors.

SECTION 2.05. Vacancy on Board. The stockholders may elect a successor to fill a vacancy on the Board of Directors which results from the removal of a director. A majority of the remaining directors, whether or not sufficient to constitute a quorum, may fill a vacancy on the Board of Directors which results from any cause except an increase in the number of directors and a majority of the entire Board of Directors may fill a vacancy which results from an increase in the number of directors. A director elected by the Board of Directors to fill a vacancy serves until the next annual meeting of stockholders and until his successor is elected and qualifies. A director elected by the stockholders to fill a vacancy which results from the removal of a director serves for the balance of the term of the removed director.

SECTION 2.06. Regular Meetings. After each meeting of stockholders at which a Board of Directors shall have been elected, the Board of Directors so elected shall meet as soon as practicable for the purpose of organization and the transaction of other business; and in the event that no other time is designated by the stockholders, the Board of Directors shall meet one hour after the time for such stockholders’ meeting or immediately following the close of such meeting, whichever is later, on the day of such a meeting. Such first regular meeting shall be held at any place in or out of the state of Maryland as may be designated by the Stockholders, or in default of such designation at the place designated by the Board of Directors for such first regular meeting, or in default of such designation at the place of the holding of the immediately preceding meeting of stockholders. No notice of such first meeting shall be necessary if held as hereinabove provided. Any other regular meeting of the Board of Directors shall be held on such date and at any place in or out of the State of Maryland as may be designated from time to time by the Board of Directors.

SECTION 2.07. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board or the President or by a majority of the Board of Directors shall be held on such date and at any place in or out of the State of Maryland as may be designated from time to time by the Board of Directors. In the absence of designation such meeting shall be held at such place as maybe designated in the call.

SECTION 2.08. Notice of Meeting. Except as provided in this Section 2.08, the Secretary shall give notice to each director of each regular meeting, and special meeting of the Board of Directors. The notice shall state the time and place of the meeting. Notice is given to a director when it is delivered personally to him, left at his residence or usual place of business, or sent by telegraph or telephone, at least 24 hours before the time of the meeting or, in the alternative by mail to his address as it shall appear on the records of the Corporation, at least 72 hours before the time of the meeting. Unless the By-Laws or a resolution of the Board of Directors provide otherwise, the notice needs not state the business to be transacted at or the purposes of any regular or special meeting of the Board of Directors. No notice of any meeting of the Board of Directors need be given to any director who attends, or to any director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Any meeting of the Board of Directors, regular or special, any adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

SECTION 2.09. Action by Directors. Unless statute or the Charter or By-Laws require a greater proportion, the action of a majority of the directors present at a meeting at which a quorum is present is action of the Board of Directors. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business. In the absence of a quorum, the directors present by majority vote and without notice other than by announcement may adjourn the meeting form time to time until quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, if an unanimous written consent which sets forth the action is signed by each member of the Board and filed with the minutes of proceedings of the Board.

SECTION 2.10. Meeting by Conference Telephone. Members of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at a meeting.

SECTION 2.11. Compensation. By resolution of the Board of Directors a fixed sum and expenses, if any, for attendance each regular or special meeting of the Board of Directors or of committees thereof, and other compensation for their services as such or on committees of the Board of Directors, may be paid to directors. A director who serves the Corporation in any other capacity also may receive compensation for such other services, pursuant to a resolution of the directors.

ARTICLE III.

COMMITTEES

SECTION 3.01. Committees. The Board of Directors may appoint from among its members an Executive Committee and such other committees as the Board may deem advisable. The Board of Directors may delegate to these committees any of the powers of the Board of Directors, except the power to declare dividends or other distributions on stock, elect directors, issue stock other than as provided in the next sentence, recommend to the stockholders any action which requires stockholder approval, amend the By-Laws, or approve any merger or share exchange which does not require stockholder approval. If the Board of Directors has given general authorization for the issuance of stock, a committee of the Board, in accordance with a general formula or method specified by the Board by resolution or by adoption of a stock option or other plan, may fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors.

SECTION 3.02. Committee Procedure. Each committee may fix rules of procedure for its business. A majority of the members of a committee shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a prorum is present shall be the act to the committee. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of an absent member. Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting, if a unanimous written consent which sets forth the action is signed by each member of the committee and filed with the minutes of the committee. The members of a committee may conduct may meeting thereof by conference telephone in accordance with the provisions of Section 2.10.

SECTION 3.03. Emergency. In the event of a state of disaster of sufficient severity to prevent the conduct and management of the affairs and business of the Corporation by its directors and officers as contemplated by the Charter and the By-Laws, any two or more available members of the then incumbent Executive Committee shall constitute a quorum of that Committee for the full conduct and management of the affairs and business of the Corporation in accordance with the provisions of section 3.01. In the event of the unavailability, at such time, of a minimum of two members of the then incumbent Executive committee, the available directors shall elect an Executive Committee consisting of any two members of the Board of Directors, whether or not they be officers of the corporation, which two members shall constitute the Executive Committee for the full conduct and management of the affairs of the Corporation in accordance with the aforegoing provisions of this Section. This Section shall be subject to implementation by resolution of the Board of Directors passed from time to time for that purpose, and any provisions by the By-Laws (other than this Section) and any resolutions which are contrary to the provisions of this Section or to the provisions of any such implementary resolutions shall be suspended until it shall be determined by any interim Executive Committee acting under this Section that it shall be to the advantage of the Corporation to resume the conduct and management of its affairs and business under all the other provisions of the By-Laws.

SECTION 3.04. Investment Committee. The Board of Directors shall appoint each year on the date of the Annual Meeting of the Corporation, an Investment Committee of a least three members. Members of the Committee shall be chosen from among the officers of the Corporation and of its parent and affiliated companies, but shall always include the President of the Corporation. This Committee shall approve all investments made and the dispositions of such investments. A report of the actions of the Investment Committee shall be made to the Board of Directors each quarter for action by the Board. Minutes of the meetings of the Investment Committee shall be maintained by the Secretary to the Committee.

ARTICLE IV.

OFFICERS

SECTION 4.01. Executive Officers. The Corporation shall have as its elected officers a President, a Secretary and a Treasurer. It may also have a Chairman of the Board and one or more Vice Chairman of the Board each of whom shall be a director of the Corporation and one or more Vice-Presidents. It may also have as appointed officers one or more Second Vice-Presidents, Assistant Vice Presidents, Assistant Treasurers, Assistant Secretaries and such other subordinate officers deemed appropriate. A person may hold more than office in the Corporation but may not serve concurrently as both President and Vice-President of the Corporation.

SECTION 4.02. Chairman of the Board. The Chairman of the Board, if one be elected, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. He shall have and may exercise such powers as are from time to time assigned to him by the Board of Directors.

SECTION 4.03. President. In the absence of the Chairman of the Board, the President shall preside at all meeting of the stockholders and of the Board of Directors at which he shall be present; he shall have general charge and supervision of the assets and affairs of the Corporation; he may sign and execute, in the name of the Corporation, all deeds, mortgages, releases, bonds, policies, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Corporation; and, in general, he shall perform all duties incident to the office of a president of a corporation, and such other duties as are from time to time assigned to him by the Board of Directors.

SECTION 4.04. Vice-Presidents. The Vice-President or Vice-Presidents, at the request of the President or in his absence or during his inability to act, shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President. If there be more than one Vice-President, the Board of Directors may determine which one or more of the Vice-Presidents shall perform any of such duties or exercise any of such functions, or if such determination is not made by the Board of Directors, the President may make such determination; otherwise any of the Vice-Presidents may perform any of such duties or exercise any of such functions. The Vice-President or Vice-Presidents shall have such other powers and perform such other duties, and have such additional descriptive designations in their titles (if any), as are from time to time assigned to them by the Board of Directors or the President.

SECTION 4.05. Secretary. The Secretary shall keep the minutes of the meetings of the stockholders, of the Board of Directors and of any committees, in books provided for the purpose; he shall see that all notices are duly given in accordance with the provisions of the By-Laws or as required by law; he shall be custodian of the records of the Corporation; he shall witness all documents on behalf of the Corporation, the execution of which is duly authorized, see that the corporate seal is affixed where such document is required to be under its seal, and, when so affixed, may attest the same; and, in general, he shall perform all duties incident to the office of a secretary of a corporation, and such other duties as are from time to time assigned to him by the Board of Directors of the President.

SECTION 4.06. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors; he shall render to the President and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation; and, in general, he shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as are from time to time assigned to him by the Board of Directors or the President.

SECTION 4.07. Compensation. The Board of Directors shall have power to fix the salaries and other compensation and remuneration, of whatever kind, of all elected officers of the Corporation.

SECTION 4.08. Election, Tenure and Removal of Officers. The Board of Directors shall elect the officers each year on the date of the annual meeting. An officer serves for one year and until his successor is elected. The Board of Directors may remove an officer at any time. The removal of an officer does not prejudice any of his contract rights. The Board of Directors (or any committee or officer authorized by the Board of Directors) may fill a vacancy which occurs in any office for the unexpired portion of the term.

SECTION 4.09. Appointed Officers. The President, and any Vice President so authorized by the President, may appoint such Second Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and other subordinate officers as deemed appropriate from time to time. Officers so appointed shall serve for such periods, perform such duties, and be paid such compensation as is determined by the President or an Authorized Vice President.

ARTICLE V.

STOCK

SECTION 5.01. Certificates for Stock. Each stockholder is entitled to certificates which represent and certify the shares of stock he holds in the Corporation. Each stock certificate shall include on its face the name of the corporation that issues it, the name of the stockholder or other person to whom it is issued, and the class of stock and number of shares it represents. It shall be in such form, not inconsistent with law or with the Charter, as shall be approved by the Board of Directors or any officer or officers designated for such purpose by resolution of the Board of Directors. Each stock certificate shall be signed by the Chairman of the Board, the President, or a Vice-President, and countersigned by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer. Each certificate may be sealed with the actual corporate seal or a facsimile of it or in any other form and the signatures may be either manual or facsimile signatures. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued.

SECTION 5.02. Transfers. The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock; and may appoint transfer agents and registrars thereof. The duties of transfer agent and registrar may be combined.

SECTION 5.03. Record Date and Closing of Transfer Books. The Board of Directors may set a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to notice of a meeting, vote at meeting, receive a dividend, or be allotted other rights. The record date may not be more than 90 days before the date on which the action requiring the determination will be taken; the transfer books may not be closed for a period longer than 20 days; and, in the case of a meeting of stockholders, the record date of the closing of the transfer books shall be at least ten days before the date of the meeting.

SECTION 5.04. Stock Ledger. The Corporation shall maintain a stock ledger which contains the name and address of each stockholder and the number of shares of stock of each class which the stockholder holds. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class of stock, within or without the State of Maryland, or, if none, at the principal office or the principal executive offices of the Corporation in the State of Maryland.

SECTION 5.05. Certification of Beneficial Owners. The Board of Directors may adopt by resolution a procedure by which a stockholder of the Corporation may certify that any shares of shock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may certify; the purpose for which the certification may be made; the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board considers necessary or desirable. On receipt of a certification which complies with the procedure adopted by the Board in accordance with this Section, the person specified in the certification is, for the purpose set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.

SECTION 5.06. Lost Stock Certificates. The Board of Directors of the Corporation may determine the conditions for issuing a new stock certificate in place of one which is alleged to have been lost, stolen, or destroyed, or the Board or Directors may delegate such power to any officer or officers of the Corporation. In their discretion, the Board of Directors of such officer or officers may refuse to issue such new certificate save upon the order of some court having jurisdiction in the premises.

ARTICLE VI.

FINANCE

SECTION 6.01. Checks, Drafts, Depositories, Etc. Home Office. Except as otherwise provided and authorized for Accounts under Section 6.02, all depositories for Company funds shall be approved by the Board of Directors.

All checks in excess of $10,000 upon such depositories, issued in the name of the Company, shall be signed by one officer from Group I and countersigned by one officer from Group II as may be designated from time to time by the Chairman of the Board or by the President, no one individual can sign a check twice.

Group I	-	The President, Any Vice President, Second Vice President, Secretary, Treasurer, Assistant Vice President, Assistant Secretary, Controller, Assistant Treasurer, Assistant Controller

Group II	-	The President, Any Vice President, Second Vice President, Secretary, Treasurer, Assistant Vice President, Assistant Secretary, Controller, Assistant Treasurer, Assistant Controller

Checks in the amount of $10,000 or less on such accounts as may be designated by the Chairman of the Board or by the President, may be signed by one officer in Group I. The Treasurer’s signature may be by fascimile signature where checks are issued by check signing machine.

SECTION 6.02 Checks, Drafts, Depositories, Etc. - Field. The Secretary is authorized to open such checking and other accounts as may be necessary for the reasonable and regular conduct of the business operations of sales offices (including but not limited to District Offices, General Agencies and Mass Marketing Agencies and third Party Administrators if any). Such accounts shall be used only for current receipts and disbursements with respect to that particular operation.

Charges to such accounts may be made only by checks signed by officers and individuals in categories designated from time to time by the Chairman of the Board or by the President.

SECTION 6.03. Annual Statement of Affairs. There shall be prepared annually a full and correct statement of the affairs of the Corporation, to include a balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be submitted to the Board of Directors or the stockholders whenever requested by the Board of Directors, the Chairman of the Board or the President.

SECTION 6.04. Fiscal Year. The fiscal year of the Corporation shall be the twelve calendar months period ending December 31 in each year, unless otherwise provided by the Board of Directors.

ARTICLE VII.

IDEMNIFICATION

SECTION 7.01. Indemnification. The Company shall provide any indemnification required or permitted by the laws of Maryland and shall indemnify directors, officers, agents and employees as follows:

(a) The Company shall indemnify any director or officer to the Company who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was such director or officer or an employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) The Company shall indemnify any director or officer of the Company who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was such director or officer or an employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action of suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the court in which such action or suit was brought, or any other court having jurisdiction in the premises, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses, which such court shall deem proper.

(c) To the extent that a director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Subsections (a) or (b) of this Section or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, without the necessity for the determination as to the standard of conduct as provided in Subsection (d).

(d) Any indemnification under Subsection (a) or (b) (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Subsection (a) or (b). Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, such a quorum of disinterested directors so directs, by independent legal counsel (who may be regular counsel for the Company) in a written opinion; and any determination so made shall be conclusive.

(e) Expenses (including attorneys’ fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding, as authorized in the particular case after a preliminary determination following one of the procedures set forth in the second sentence of Subsection (d) that there is a reasonable basis for a belief that such director or officer has met the applicable standard of conduct set forth in subsection (a) or (b), upon receipt of an undertaking by or on behalf of the director or officer reasonably assuring that such amount will be repaid unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorized in this Section.

(f) Any indemnification pursuant to this Section shall not be deemed exclusive of any other rights to which those indemnified may be entitled and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g) Agents and employees of the Company who are not directors or officers of the Company may be indemnified under the same standards and procedures set forth above, in the discretion of the Board of Directors.

ARTICLE VIII.

SUNDRY PROVISIONS

SECTION 8.01. Books and-Records. The Corporation shall keep correct and complete books and records of its accounts transactions and minutes of the proceedings of executive or other stockholders and Board of Directors and of any executive or other committee when exercising any of the powers of the Board of Directors. The books and records of a Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction.

SECTION 8.02. Corporate Seal. The Board of Directors shall provide a suitable seal, bearing the name of the Corporation, which shall be in the charge of the Secretary, who may authorize one or more duplicate seals and provide for the custody thereof.

SECTION 8.03. Policy Execution. All policies issued by the Corporation may be signed by printing or engraving upon the same facsimile signatures of the President and the Secretary.

SECTION 8.04. Bonds. The board of Directors may require any officer, agent or employee of the Corporation to give a bond to the Corporation, conditioned upon the faithful discharge of his duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

SECTION 8.05. Voting Upon Shares in Other Corporations. Stocks of other corporation or associations, registered in the name of the Corporation, may be voted by the President, a Vice-President, or a proxy appointed by either of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

SECTION 8.06. Mail. Any notice or other document which is required by these By-Laws to be mailed shall be deposited in the United States mails, postage prepaid.

SECTION 8.07. Execution of Documents. A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.

SECTION 8.08. Amendments. Subject to the special provisions of Section 2.02 (a) any and all provisions of these By-Laws may be altered or repealed and new by-laws may be adopted at any annual meeting of the stockholders, or at any special meeting called for that purpose, and (b) the Board of Directors shall have the power, at any regular or special meeting thereof, to make and adopt new by-laws, or to amend, alter or repeal any of the By-Laws of the Corporation.